GOLDEN QUEEN MINING HOLDINGS INC.
UNIT ISSUANCE AND DEBT ASSUMPTION AGREEMENT

     This Unit Issuance and Debt Assumption Agreement (“Agreement”) is entered into as of September 11, 2014 by and among Golden Queen Mining Holdings, Inc., a California corporation (“GQ Holdco”), Golden Queen Mining Company, LLC, a California limited liability company (“GQ California”), and Golden Queen Mining Co. Ltd., a British Columbia corporation (“Golden Queen”).

WHEREAS:

     GQ Holdco owns all of the equity interests of GQ California.

     GQ California and Golden Queen are parties to a transaction agreement dated June 8, 2014 (the “Transaction Agreement”) to effect a joint venture transaction with Gauss LLC, a Delaware limited liability company (“Gauss”).

      GQ California, GQ Holdco and Gauss are to be parties to that certain Amended and Restated Limited Liability Company Agreement of Golden Queen Mining Company, LLC (the “LLC Agreement”) under the terms of the Transaction Agreement.

     GQ California guarantees the debt, liabilities and obligations of Golden Queen under those certain loan agreements between Golden Queen and the other parties thereto set forth on Exhibit A (together, the “Guarantees”).

     GQ California is indebted to Golden Queen in the aggregate amount (including interest) of US$16,067,536.63 pursuant to (i) that certain Credit Facility Loan Agreement, dated effective as of September 3, 2014, by and between GQ California and Golden Queen, attached hereto as Exhibit B (the “2014 Credit Agreement”) and (ii) that certain Loan Agreement dated, July 26, 2013 by and between GQ California and Golden Queen, attached hereto as Exhibit C (the “2013 Credit Agreement”), and Golden Queen, GQ Holdco and GQ California intend that GQ Holdco will assume all the debt and all other obligations of GQ California under the 2014 Credit Agreement and the 2013 Credit Agreement (collectively with the Guarantees, the “Inter-corporate Debt”) by novation, in the form attached hereto as Exhibit D (the “Novation”).

     The Transaction Agreement contemplates that GQ Holdco will assume the Inter-corporate Debt (the “Debt Assumption”), and GQ Holdco desires to assume the Inter-corporate Debt in exchange for limited liability company units of GQ California (the “Unit Issuance”).

     The Debt Assumption and the Unit Issuance is intended to be effected by execution and delivery of this Agreement and the Novation.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties and agreements herein contained, the parties agree as follows:

1.

Effective as of September 11, 2014, GQ Holdco hereby subscribes for 16,068 limited liability company units (the “Units”) of the Company, and in consideration for the GQ Holdco’s receipt of the Units, GQ California hereby assigns to GQ Holdco and GQ Holdco assumes all of GQ California’s obligations and liabilities under the Inter- corporate Debt.

2.

Golden Queen hereby unconditionally and irrevocably and forever releases, acquits and discharges GQ California (and any successor of GQ California) of and from, and hereby unconditionally and irrevocably waives, any and all claims, debts, losses, liabilities, suits, judgments, damages, actions and causes of action and obligations of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract, direct or indirect, at law or in equity, that Golden Queen ever had, now has or ever may have or claim to have against GQ California (or its successor), for or by reason of any matter, circumstance, event, action, inaction, omission, cause or thing whatsoever arising from, in respect of, or relating to, the Inter-corporate Debt.

3.

Effective as of September 11, 2014, each of Golden Queen, GQ Holdco and GQ California agree to execute and deliver the Novation, and each of Golden Queen, GQ Holdco and GQ California agree that GQ Holdco assumes any and all obligations owed to Golden Queen by GQ California under the 2014 Credit Agreement and the 2013 Credit Agreement in accordance with the terms of the Novation.

4.

The Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, in reliance on exemptions from such registration. GQ Holdco understands that the Units are being issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and that the Units (a) are “restricted securities” as defined in Rule 144 of the Securities Act and (b) will be subject to the restrictions set forth in the LLC Agreement.

5.

This Agreement shall be construed and enforced in accordance with the federal laws of the United States and the internal laws of the State of California, without regard to the conflicts of law rules of such state.

6.	This Agreement may be executed in counterparts, including electronic and facsimile copies, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

Golden Queen Mining Holdings, Inc.

By:

Name:	H. Lutz Klingmann

Title:	President

Golden Queen Mining Co. Ltd.

By:

Name:	H. Lutz Klingmann

Title:	President

Golden Queen Mining Company, LLC

By:

Name:	H. Lutz Klingmann

Title:	Manager

Exhibit A

Guarantee of GQ California contained in the loan agreement dated January 1, 2014 between Golden Queen, GQ California and the Clay Family 2009 Irrevocable Trust, dated April 14, 2009, in the amount of US$7,500,000, as amended by that certain Debt Restructuring Agreement (the “Debt Restructuring Agreement”) dated June 8, 2014, by and among Golden Queen Mining Company, Inc., a California corporation, Golden Queen Mining Co. Ltd., a British Columbia corporation, CLAY FAMILY 2009 IRREVOCABLE TRUST, DATED APRIL 14, 2009, and Harris Clay.

Guarantee of GQ California contained in the loan agreement dated January 1, 2014 between Golden Queen, GQ California and Harris Clay, in the amount of US$2,500,000, as amended by the Debt Restructuring Agreement.

Exhibit B

2014 Credit Agreement

[See attached]

Exhibit C

2013 Credit Agreement

[See attached]

Exhibit D

Novation

[See attached]